IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA



                            ARTICLES OF INCORPORATION
                                       OF
                              KENDREX SYSTEMS, INC.


FRANKIE SUE DEL PAPA SECRETARY OF STATE

/S/ Frankie Sue Del Papa
No. 121187

         We, the undersigned natural persons acting as incorporators of the corporation under the Nevada Business Corporations Act adopt the following Articles of Incorporation for such corporation.


                                   ARTICLE I
                                   ---------

         Name. The name of the corporation (hereinafter called "Corporation") is KENDREX SYSTEMS, INC.


                                   ARTICLE II
                                   ----------

         Period of Duration. The period of duration of the Corporation is perpetual.

                                   ARTICLE III
                                   -----------

         Purpose and Powers. The purpose for which this Corporation is organized is to engage in the business of investing in investments of all forms and nature and to engage in any and all other lawful business.


                                   ARTICLE IV
                                   ----------

         Capitalization. The Corporation shall have the authority to issue 100,000,000 shares of stock having a par value of one mil per share. All stock of the Corporation shall be of the same class and shall have the same rights and preferences. Fully paid stock of this Corporation shall not be liable for further call or assessment. The


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authorized trading shares shall be issued at the discretion of the Directors.


                                    ARTICLE V
                                    ---------

         Commencement of Business. The Corporation shall not commence business until at least One Thousand Dollars ($1,000) has been received by the Corporation as consideration for the issuance of its shares.


                                   ARTICLE VI
                                   ----------

         Initial Registered Office and Initial Registered Agent. The address of the initial registered office of the Corporation is 2050 Ellis Way, Elko, Nevada 89801 and the initial registered agent of the Corporation at such address is Gateway Enterprises, Inc.

                                   ARTICLE VII
                                   -----------

         Directors. The minimum number of Directors of this Corporation shall be at least equal to the number of shareholders of the Corporation. At such time as there are at least three shareholders of the Corporation the minimum number of Directors of the Corporation shall be three and the maximum number of Directors of the Corporation shall be nine. Directors need not be stockholders in the Corporation but shall be elected by the stockholders of the Corporation. The number of Directors constituting the initial Board of directors is one (1) and the name and post office address of the persons who shall serve as Directors until their successors are elected and qualified are:


W. Sterling Mason, Jr.
1549 South 1300 East

Lake City, Utah 84105


                                  ARTICLE VIII
                                  ------------


         Incorporators. The name and post office address of each incorporator is:

W. Sterling Mason, Jr.
1549 South 1300 East
Salt Lake City, Utah 84105

                                   ARTICLE IX
                                   ----------

         Preemptive Rights. There shall be no preemptive right to require unissued and/or treasury shares of the stock of the corporation.

                                    ARTICLE X
                                    ---------

         Voting of Shares. Each outstanding share of common stock of the Corporation shall be entitled to one vote on each matter submitted to a vote at the meeting of the stockholders. Each stockholder shall be entitled to vote his or its shares in person or by proxy, executed in writing by such stockholder, or by his duly authorized attorney-in-fact. At each election of Directors, every stockholder titled to vote in such election of Directors, every stockholder titled to vote in such election shall have the right to vote in person or by proxy the number of shares owned by him or it for as many persons as there are directors to be elected and for whose election he or it has the right to vote, but the shareholder shall have no right to accumulate his or its votes with regard to such election.

                                   ARTICLE XI
                                   ----------


         Declaration Of Partial Liquidating Dividends. The Board of


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Directors shall have the authority to declare, in its discretion, any dividends permitted by law including dividends in cash and property and shall, in addition, have authority to declare partial liquidating dividends by the Corporation without the consent or vote of the shareholders.


                                                     /s/ W. Sterling Mason, Jr.
                                                        ------------------------


STATE OF UTAH         )
                      :  ss
COUNTY OF SALT LAKE   )


         On the 19th day of February, 1987, personally appeared before me W. Sterling Mason, Jr., and duly acknowledged to me that he is the person who signed the foregoing instrument as incorporator, and that he has read the foregoing instrument and knows the contents thereof and that the same is true of his own knowledge except as to chose matters upon which he operates on information and belief and as to those matters believe them to be true.


                                         /s/ Signature of Notary - unknown name
                                         --------------------------------------
                                         Residing in Salt Lake City, UT



My Commission Expires
          7-26-87


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


                                STATE OF NEVADA
                                 DEPARTMENT OF
                                     STATE


         I hereby certify that this is a true and certified copy of the documents as filed in this office.


                                                       DATED:  Feb 23, 1987


                                                      /s/ Frankie Sue Del Papa
                                                      --------------------------
                                                      FRANKIE SUE DEL PAPA
                                                      Secretary of State


                                                      BY  Marcy McCain
                                                          ----------------------


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